UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      JULY 12, 2008

CARNIVAL CORPORATION	CARNIVAL PLC
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)
1-9610	1-15136
(Commission File Number)	(Commission File Number)
59-1562976	98-0357772
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
3655 N.W. 87th Avenue Miami, Florida 33178-2428 United States of America	Carnival House, 5 Gainsford Street, London, SE1 2NE, United Kingdom
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(305) 599-2600	011 44 20 7940-5381
(Registrant’s Telephone Number, Including Area Code)	(Registrant’s Telephone Number, Including Area Code)

NONE	NONE
(Former Name or Former Address, if Changed Since Last Report)	(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 12, 2008, the Compensation Committees adopted the Carnival Cruise Lines Management Incentive Plan (the “CCL MIP”). The bonuses for the participating executives of the Carnival Cruise Lines division of Carnival Corporation, including Gerald R. Cahill, the President and Chief Executive Officer of CCL and a named executive officer, will be determined under the CCL MIP for fiscal 2008 and thereafter, unless the CCL MIP is terminated by the Compensation Committees. The CCL MIP is designed to focus the attention of the employees of CCL on achieving outstanding performance results as reflected in the operating income of CCL and the operating income of Carnival Corporation & plc (the “Corporation”), as well as other relevant measures.

At the beginning of each fiscal year the Compensation Committees will establish a Target Bonus (in U.S. dollars), for Mr. Cahill. The Compensation Committees have set the Target Bonus for 2008 for Mr. Cahill at $1.1 million.

Bonus funding will be calculated by reference to a Bonus Schedule that calibrates the weighted CCL Operating Income Target (75%) and the Corporation Operating Income Target (25%) for the Plan Year with the Target Bonus. The performance range in the Bonus Schedule is from 75% to 120% of the Operating Income Targets with results at 75% or less producing a preliminary bonus amount equal to 50% of the Target Bonus and at 120% or more producing a preliminary bonus amount equal to 150% of the Target Bonus. Results from 75% to 120% of the Operating Income Targets will be calculated using interpolation.

The “CCL Operating Income” shall mean the net income of CCL before interest income and expense and other nonoperating income and expense and income taxes, as reported by CCL for the Plan Year. The “CCL Operating Income Target” for the Plan Year will be equal to the actual CCL Operating Income for the prior Plan Year adjusted for any change in capacity. The “Corporation Operating Income” means the net income of the Corporation before interest income and expense and other nonoperating income and expense and income taxes as reported by the Corporation in its full year earnings report issued following each Plan Year. The “Corporation Operating Income Target” for the Plan Year will be equal to the projected Operating Income for the Plan Year that corresponds to the midpoint of the diluted earnings per share guidance publicly announced during the first month of the Plan Year by the Corporation.

The Compensation Committees may, in their discretion, increase or decrease the CCL Operating Income Target and/or the Corporation Operating Income Target or establish an alternative target for any reason they deem appropriate. In addition, in the discretion of the Compensation Committees, certain items, including, but not limited to, gains or losses on ship sales can be excluded from the CCL and/or Corporation Operating Income Targets and the actual CCL and/or Corporation Operating Income for any Plan Year.

Following the end of each fiscal year, the actual CCL Operating Income, adjusted to reflect the impact of constant (prior year) fuel prices on fuel expense, and the actual Corporation Operating Income for the Plan Year will be confirmed, and the Compensation Committees shall determine the preliminary bonus amount for Mr. Cahill by reference to the Bonus Schedule. The Compensation Committees may then consider other factors deemed, in their discretion, relevant to the performance of CCL and the Corporation, including, but not limited to, the impacts of changes in accounting principles, unusual gains and/or losses and other events outside the control of management. The Compensation Committees may also consider other factors they deem, in their discretion, relevant to the performance of CCL or Mr. Cahill individually, including, but not limited to, operating performance metrics (such as return on investment, revenue yield, costs per available lower berth day), successful implementation of strategic initiatives and business transactions, significant business contracts, departmental accomplishments, executive recruitment, new ship orders, and management of health, environment, safety and security matters. Based on such factors, the Compensation Committees may, in their discretion, increase or decrease the preliminary bonus amount by any amount deemed appropriate to determine the final bonus amount. The final bonus amount shall not exceed 200% of Mr. Cahill’s Target Bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC
/s/ Arnaldo Perez		/s/ Arnaldo Perez
Name:	Arnaldo Perez	Name:	Arnaldo Perez
Title:	Senior Vice President, General Counsel and Secretary	Title:	Senior Vice President, General Counsel and Secretary

Date:	July 16, 2008	Date:	July 16, 2008